CONTRIBUTION AGREEMENT

Dated as of July 25, 2016

This CAPITAL CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among Bradley Albert (“Albert”), Brick Top Holdings, Inc. (“Brick Top”), Frank Esposito (“Esposito”), Robert Hamilton (Hamilton”), Peter J. Cassinelli, Jr. (“Cassinelli”), Frank M. Esposito (“Esposito”), Justin Morris (“Morris”), James J. Regan (“Regan”), Ronald Schwartz (“Schwartz”), B. Harrison Smith (“Smith”), Rudolph Steiner (“Steiner”) and Larry Vipond (“Vipond” and, collectively with Albert, Hamilton, Brick Top, Cassinelli, Esposito, Morris, Regan, Schwartz and Steiner, “Contributors” and each a “Contributor”), the shareholders of Recall Studios, Inc., a Nevada corporation (“Recall Studios”), Carolco Pictures, Inc., a Florida corporation (“Carolco Pictures”), and South Centre, Inc. (“South Centre”) for the limited purposes as set forth herein. Smith and Esposito shall be referred to collectively as the “Advisors.”

W I T N E S S E T H:

WHEREAS, Contributors own 100% of the issued and outstanding shares of stock of Recall Studios, representing all of the issued and outstanding equity therein (the “Recall Studios Shares”);

WHEREAS, Contributors state that the business purpose in undertaking the transactions called for herein is to facilitate the growth and development of Recall Studios by combining he capabilities of Recall Studios with those of Carolco Pictures, and, therefore, Contributors desire to contribute the Recall Studios Shares to Carolco Pictures as detailed, infra;

WHEREAS, Contributors and Carolco Pictures intend that the transactions contemplated by this Agreement qualify as non-taxable transfers of property to Carolco Pictures by persons in control of Recall Studios pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder; and

WHEREAS, Contributors and Carolco Pictures wish to set forth their agreement in writing in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual provisions and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Capital Contribution.

(a)	On the Effective Date, Contributors hereby agree to contribute the Recall Studios Shares, representing 100% of the authorized, issued and outstanding equity interests in and to Recall Studios, to Carolco Pictures as a contribution to the capital of Carolco Pictures as a non-taxable transfer of property in accordance with Section 351 of the Code.

(b)	In return for the contribution set forth in Section 1(a), Carolco Pictures shall issue to Contributors on the Effective Date fully paid and non-assessable shares of Series C Preferred Stock, par value $0.0001 per share of Carolco Pictures (the “Series C Preferred Stock”) and fully paid and non-assessable shares Series A Preferred Stock, par value $0.0001 per share of Carolco Pictures, in each case as set forth on Exhibit A hereto (collectively, the “Stock”).

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(c)	In return for services rendered to Carolco Pictures in connection with the transactions contemplated herein, upon the Effective Date, Carolco Pictures shall issue to Esposito and Smith the shares of Series C Preferred Stock as set forth on Exhibit A.

Section 2. Delivery. Simultaneously herewith, Contributors are delivering to Carolco Pictures the Assignment Agreement in the form attached hereto as Exhibit B evidencing the assignment by Contributors to Carolco Pictures of all of Contributors’ right, title and interest in the Recall Studios Shares. Carolco Pictures will issue, contemporaneously herewith, and, in any event, as soon as practicable, certificates evidencing the issuance described in Section 1(b).

Section 3. Covenants and Other Agreements.

(a)	Employment Agreements. As part of the consideration for the contribution of Contributors described herein, Carolco Pictures covenants to hire Bradley Albert as President and Chief Creative Officer, Justin Morris as Chief Operating Officer and Alexander Bafer as Chief Development Officer, with employment agreements substantially as to be agreed between the parties.

(b)	Confidentiality and Non-Disclosure Agreements. No later than thirty (30) days following the Effective Date, all employees of Carolco Pictures shall have signed confidentiality and non-disclosure agreements in form and substance as attached hereto as Exhibit C.

(c)	Board Matters. South Centre, Inc., who joins this Agreement solely for purposes of this Section 3(b), agrees that it shall vote its shares of Carolco to elect Bradley Albert, Justin Morris and Alexander Bafer to the Board of Directors of the Carolco, with Alexander Bafer to serve as Chairman of the Board of Directors.

(d)	Filings. The Contributors and the Advisors agree to file all information required to be filed by each of them pursuant to Treasury Regulation Section 1.351-3(a).

(e)	Tax Returns. Each of Contributors, the Advisors and Carolco Pictures shall use their best efforts not to take any action or take any position in any tax return or report or otherwise which could have an adverse effect on, or which in inconsistent with, the qualification of the transactions contemplated by this Agreement under Section 351 of the Code.

(f)	Amendment of Articles.

i)	The parties acknowledge that the Certificate of Designation for the Series C Preferred Stock provides that each share of Series C Preferred Stock may be converted into two shares of common stock of Carolco Pictures, par value of $0.0001 per share (the “Common Stock”), but not until sufficient shares of Common Stock are authorized and unissued to accommodate such conversion; and that, as of the Effective Date, there are not sufficient shares of Common Stock authorized and unissued to accommodate the conversion of the Stock to be issued to the Contributors and the Advisors hereunder.

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ii)	Following the Effective Date, Carolco Pictures shall utilize its commercially reasonable efforts to undertake such actions as reasonably required to amend the articles of incorporation of Carolco Pictures to increase the number of authorized shares of Common Stock such that there are a sufficient shares of Common Stock authorized and unissued to accommodate the conversion of the Series C Preferred Stock to be issued to the Contributors and the Advisors hereunder (the “Amendment”). Upon effectiveness of the Amendment, Carolco Pictures shall inform the Contributors and the Advisors as soon as reasonably practicable.

iii)	In the event that the Amendment is not completed within one hundred and twenty (120) days of the Effective Date, then the transactions set forth in Section 1 shall be unwound, such that the Stock and the shares of Series C Preferred Stock issued to the Advisors shall be returned to Carolco Pictures, and the Recall Studios Shares shall be returned to the applicable Contributors and thereafter all of the parties’ rights and obligations hereunder shall cease, and the parties agree to execute such documents and undertake such actions as required to effect such unwinding.

(g)	Other Documents. Each party hereto covenants and agrees to execute and deliver such other documents as reasonably requested or required to consummate the transactions contemplated herein.

Section 4. Representations and Warranties of Carolco Pictures

(a)	Organization, Qualification and Power. Carolco Pictures represents and warrants to Contributors and the Advisors that Carolco Pictures is duly formed, validly existing and in good standing under the laws of the state of Florida, is duly qualified or authorized to conduct its business and is in good standing under the laws of each jurisdiction in which such qualification or authorization is required, and has full power and authority to carry on its business as presently conducted.

(b)	Authority. Carolco Pictures represents and warrants to Contributors and the Advisors that (i) Carolco Pictures has the corporate power and authority to execute and deliver this Agreement and the documents and assignments referenced herein to be executed and/or delivered by Carolco Pictures and to consummate the transactions contemplated hereby and thereby; (ii) the execution and delivery by Carolco Pictures and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Carolco Pictures and no other corporate proceedings on the part of Carolco Pictures or any other person or entity, whether pursuant to the articles of incorporation or by law or otherwise, are necessary to authorize Carolco Pictures to enter into this Agreement or to consummate the transactions contemplated herein; and (iii) this Agreement and each of the documents and assignments referenced herein to be executed and/or delivered by Carolco Pictures is the legal, valid, and binding obligation of Carolco Pictures.

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(c)	No Violations. Neither the execution or delivery of this Agreement or any of the documents and assignments referenced herein to be executed and/or delivered by Carolco Pictures, nor the consummation of the transactions contemplated hereby or thereby: (a) requires any filing or registration with, or consent, authorization, approval, or permits of, any court, governmental, administrative or regulatory authority on the part of Carolco Pictures; (b) violates or will violate (i) any permit, order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority or (ii) any law or any rules or regulations of any governmental or regulatory authority to which Carolco Pictures or any of its properties or assets are subject; (c) violates or will violate, or conflicts with or will conflict with, any provision of, or constitutes a default under, the articles of incorporation or bylaws of Carolco Pictures; or (d) violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or gives rise to a right to terminate, any contract, agreement, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which Carolco Pictures is subject.

(d)	No Litigation. Other than the current dispute with Studio Canal, there is no lawsuit, claim, action, proceeding or investigation pending against Carolco Pictures which is reasonably expected to have a material adverse effect on Carolco Pictures or which may or will restrict the ability of Carolco Pictures to consummate the transactions contemplated hereby and otherwise perform hereunder.

(e)	Capitalization.

i)	The list of shareholders of Carolco as attached hereto as Exhibit D accurately shows the shareholders of Carolco as of the date hereof. Upon its issuance, the capital stock of the Company issued to the Contributor and the Advisors hereunder (a) will be duly authorized, validly issued, fully paid and nonassessable, (b) will be free of restrictions on transfer other than restrictions on transfer under any applicable securities laws, and (c) will entitle Contributors or the Advisors, as applicable, to all applicable rights in respect of the Stock. Carolco Pictures authorized capital shares as of the Effective Date are (i) 350,000,000 shares of Common Stock; (ii) 5,000,000 shares of Series A Preferred Stock, par value $0.0001 per share; (iii) 1,000,000 shares of Series B Preferred Stock, par value $0.0001 per share; and (iv) 40,000,000 shares of Series C Preferred Stock. Carolco Pictures has reserved a sufficient number of Series C Preferred Stock to accommodate the issuance of the Stock and the issuance of the shares to the Advisors, but the parties acknowledge that the conversion of the Stock into common stock is not possible until the authorized common stock of Carolco Pictures is increased from the current levels.

ii)	Other than (i) certain promissory notes payable to Alexander Bafer, (ii) certain securities held by Auctus Fund, LLC, and (iii) certain securities held by St George Investments LLC, or as set forth in this Agreement or in the Articles, as of the Effective Date, there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in Carolco Pictures.

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iii)	Each of the issued and outstanding capital stock of Carolco Pictures (i) has been duly authorized and validly issued and is fully paid and non-assessable, and (ii) was issued in compliance with all applicable laws related to the issuance of securities.

(f)	SEC Documents. Other than the filings for year-end 2015 and the first quarter of 2016, Carolco Pictures has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the Securities and Exchange Commission (“SEC”) through the Effective Date (the “SEC Reports”), and, as of their respective dates, each of the foregoing were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated in connection therewith, and did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)	Financial Statements. The financial statements of Carolco Pictures included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of SEC with respect thereto, have been prepared in accordance with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods indicated, and fairly present the financial position of Carolco Pictures as of the dates thereof and the results of their operations and cash flows for the period then ended.

(h)	Intellectual Property. Carolco Pictures owns or possesses, or can obtain on commercially reasonable terms, sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes or similar proprietary rights necessary to the business of Carolco Pictures as presently conducted, the lack of which could reasonably be expected to have a material adverse effect on the business and/or operations of Carolco Pictures.

(i)	Title. Carolco Pictures has good and marketable title to its properties and assets, and has good title to its leasehold interests, other than liens imposed by law and incurred in the ordinary course of business.

Section 5. Representations and Warranties of Contributors and Advisors

(a)	Organization, Qualification and Power. Contributors represent and warrant to Carolco Pictures that Recall Studios is duly formed, validly existing and in good standing under the laws of Nevada, is duly qualified or authorized to conduct its business and is in good standing under the laws of each jurisdiction in which such qualification or authorization is required, and has full power and authority to carry on its business as presently conducted.

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(b)	Authority. Contributors and Advisors represent and warrant to Carolco Pictures that (i) the Contributors and the Advisors have the power and authority to execute and deliver this Agreement and the documents and assignments referenced herein to be executed and/or delivered by the Contributors and the Advisors and to consummate the transactions contemplated hereby and thereby; (ii) no proceedings on the part of the Contributors or Advisors or any other person or entity, are necessary to authorize the Contributors or the Advisors to enter into this Agreement or to consummate the transactions contemplated herein; and (iii) this Agreement and each of the documents and assignments referenced herein to be executed and/or delivered by the Contributors or the Advisors is the legal, valid, and binding obligation of the Contributors or Advisors, as applicable.

(c)	No Violations. Neither the execution or delivery of this Agreement or any of the documents and assignments referenced herein to be executed and/or delivered by the Contributors or the Advisors, nor the consummation of the transactions contemplated hereby or thereby: (a) requires any filing or registration with, or consent, authorization, approval, or permits of, any court, governmental, administrative or regulatory authority on the part of the Contributors or the Advisors; (b) violates or will violate (i) any permit, order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority or (ii) any law or any rules or regulations of any governmental or regulatory authority to which the Contributors, the Advisors or Recall Studios or any of its properties or assets are subject; or (c) violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or gives rise to a right to terminate, any contract, agreement, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which the Contributors, the Advisors or Recall Studios is subject.

Section 6. Survival; Indemnification.

(a)	The covenants, agreements, representations, and warranties of the parties hereto contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Effective Date.

(b)	Each party hereto and their respective successors and assigns, jointly and severally, hereby agrees to indemnify the other party and its shareholders, employees, directors, officers, successors, and assigns against, and agree to hold them harmless from, any and all damage, loss, liability, tax, and expense (including, without limitation, reasonable expenses of investigation and attorney’s fees and expenses in connection with any action, suit, proceeding, claim, investigation, or other loss) (a ”Loss”) incurred or suffered by the indemnified party arising out of any breach of any covenant or agreement or of any inaccuracy or omission in any representation or warranty made by the indemnifying party pursuant to this Agreement. Notwithstanding the foregoing, each Contributor shall only be liable for such Contributor’s pro rata portion of such Loss based on the percentage interest held by such Contributor in Recall Studios immediately prior to the consummation of the transactions contemplated by this Agreement.

Section 7. Miscellaneous.

(a)	Amendment and Modification. This Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto.

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(b)	Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement, or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent must be given in writing.

(c)	Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement shall relieve the assignor of its obligations hereunder. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any successors and permitted assigns, any rights, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

(d)	Costs and Expenses. Each party hereto will pay all of its own costs and expenses incurred in connection with the negotiations or consummation of the transactions contemplated by this Agreement, including any legal fees, broker’s fees, finder’s fees, fees of financial advisors and accountants and expenses of its representatives, whether or not the transaction contemplated by this Agreement is consummated; provided, however, that Carolco Pictures will be responsible for other costs associated with the issuance of the shares of capital stock of Recall Studios pursuant to Section 1(b).

(e)	Assurances. From time to time, at the request of the other parties and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as the other parties may reasonably request in order to consummate more effectively the transactions contemplated hereby.

(f)	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles, and any and all actions or proceedings seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of New York, New York County, including Federal Courts located therein, should Federal jurisdiction requirements be satisfied. Each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein. The parties hereto specifically waive any right to a jury trial with respect to any matter arising under this Agreement.

(g)	Notices. All notices required hereunder or pertaining hereto shall be in writing and shall be deemed delivered and effective upon either (a) personal delivery, (b) electronic confirmation of an electronic mail transmission received in its entirety at the applicable electronic mail address indicated below, or (c) the earliest of delivery, refusal of the addressee to accept delivery or failure of delivery after at least one attempt during normal business hours, in each case as such events are recorded in the ordinary business records of the delivery service, which will be by recognized express courier service, with all charges prepaid or charged to the sender’s account, in all such cases to the applicable address set forth below:

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If to Contributors or the Advisors:

Recall Studios

Attn: Bradley Albert

495 Rock Rimmon Road

Stamford, CT 06903

Email: bradleyalbert@gmail.com

If to Carolco Pictures:

David Cohen
Chief Executive Officer
Carolco Pictures, Inc.
1200 N. Federal Highway, Suite 200
Boca Raton, FL 33432

Email: dc@carolcopictures.com

(h)	Entire Agreement. This Agreement, including the exhibits, schedules, and other documents and instruments referred to therein, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i)	Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(j)	Exhibits. All Exhibits attached hereto are hereby incorporated in and made a part as if set forth in full herein.

(k)	Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or emailed scanned signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

(l)	Specific Performance. Each of the parties acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party’s right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

Carolco Pictures, Inc.

By:	/s/ David Cohen
David Cohen
CEO

South Centre, Inc., solely for purposes of Section 3(b)

By:	/s/ David Cohen
David Cohen
CEO

Agreed and acknowledged:
RECALL STUDIOS, INC.

By:	/s/ Bradley Albert
Bradley Albert
CEO

[Signature page to Contribution Agreement]

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/s/ Bradley Albert	/s/ Peter J. Cassinelli, Jr.
Bradley Albert	Peter J. Cassinelli, Jr.

/s/ Frank M. Esposito	/s/ Justin Morris
Frank M. Esposito	Justin Morris

/s/ James J. Regan	/s/ Ronald Schwartz
James J. Regan	Ronald Schwartz

/s/ B. Harrison Smith	/s/ Rudolph Steiner
B. Harrison Smith	Rudolph Steiner

BRICK TOP HOLDINGS, INC.

/s/ Larry Vipond	By:	/s/ Alexander Bafer
Larry Vipond		Alexander Bafer, CEO

/s/ Robert Hamilton
Robert Hamilton

[Signature page to Contribution Agreement]

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Exhibit A

Shares to be Issued

Contributor/Advisor	Common Stock of Recall Studios, Inc. held	Shares of Carolco Pictures, Inc. Series C Preferred Stock to be Issued	Class A Preferred of Recall Studios, Inc. held	Shares of Carolco Series A Preferred Stock to be Issued
Brick Top Holdings, Inc.	12,750,000	12,750,000	748,334	1,990,000
Peter J. Cassinelli, Jr.	62,500	62,500	0	-
Larry Vipond	187,500	187,500	0	-
James J. Regan	62,500	62,500	0	-
Bradley Albert	6,015,625	6,015,625	0	-
Justin Morris	6,015,625	6,015,625	0	-
Ronald Schwartz	12,500	12,500	0	-
Rudolph Steiner	25,000	25,000	0	-
Robert Hamilton	125,000	125,000	0	-
Harrison Smith (Advisor)		1,000,000	0	-
Frank Esposito (Advisor)		993,750	0	-
Total	25,256,250	27,250,000	748,334	1,990,000

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EXHIBIT B

ASSIGNMENT AGREEMENT

(Attached)

THIS ASSIGNMENT AGREEMENT (“Assignment Agreement”) is executed and delivered as of July 25, 2016, by and among Bradley Albert (“Albert”), Brick Top Holdings, Inc. (“Brick Top”), Peter J. Cassinelli, Jr. (“Cassinelli”), Robert Hamilton (Hamilton”), Justin Morris (“Morris”), James J. Regan (“Regan”), Ronald Schwartz (“Schwartz”), Rudolph Steiner (“Steiner”) and Larry Vipond (“Vipond” and, collectively with Albert, Hamilton, Brick Top, Cassinelli, Morris, Regan, Schwartz and Steiner, the “Assignors”) and Carolco Pictures, Inc., a Florida corporation (“Assignee”), pursuant to that certain Contribution Agreement, dated as of the date herewith, by and among Assignee, on the one hand, and Assignors, on the other (the “Agreement”). Capitalized terms used but not otherwise defined in this Assignment Agreement shall have the meanings ascribed to them in the Agreement.

WHEREAS, it is a condition of the Agreement that Assignors and Assignee execute and deliver this Assignment Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties contained in the Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged each Assignor and the Assignee agree as follows:

1.	Assignors hereby transfer, assign, convey and grant to Assignee 100% of the total authorized, issued and outstanding equity interests in and to Recall Studios, Inc. held by Assignors (the “Equity Interests”), free and clear of all encumbrances, and Assignee hereby accepts the transfer, assignment, conveyance and grant of the Equity Interests, pursuant to the terms of the Agreement.

2.	This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws principles.

3.	This Assignment Agreement may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. The parties agree that a facsimile signature shall have the same validity as an original.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Assignment Agreement on the date first above written.

ASSIGNORS:

/s/ Bradley Albert	/s/ Peter J. Cassinelli, Jr.
Bradley Albert	Peter J. Cassinelli, Jr.

/s/ Robert Hamilton	/s/ Justin Morris
Robert Hamilton	Justin Morris

/s/ James J. Regan	/s/ Ronald Schwartz
James J. Regan	Ronald Schwartz

/s/ Rudolph Steiner
Rudolph Steiner

BRICK TOP HOLDINGS, INC.

/s/ Larry Vipond	By:	/s/ Alexander Bafer
Larry Vipond		Alexander Bafer, CEO

ASSIGNEE:

CAROLCO PICTURES, INC.

By:	/s/ David Cohen
David Cohen, CEO

[Signature page to Assignment Agreement]

EXHIBIT C

FORM OF confidentiality and non-disclosure agreement

(Attached)

NON-DISCLOSURE AGREEMENT

 Dated as of July 25, 2016

This Non-Disclosure Agreement (this “Agreement”) is entered into as of the date first set forth above by and between Carolco Pictures, Inc., a Florida corporation (the “Company”), and the person whose name is set forth on the signature page hereof adjacent to “Recipient” (the “Recipient”, and together with the Company, the “Parties” and each individually, a “Party”).

WHEREAS, Recipient is an employee or officer of Company and will obtain certain Confidential Information (as defined below) of Company in connection with such relationship, and the Parties desire to provide for certain matters related to such Confidential Information as set forth herein; and

WHEREAS, the Parties agree that the terms and conditions of this Agreement shall apply to any and all discussions involving or related to the provision of Confidential Information to Recipient.

NOW THEREFORE, in consideration of the promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. The purpose of this Agreement is to allow Recipient to obtain from the Company certain technical and business information of the Company under terms that will protect the confidential and proprietary nature of such information, for the purpose of furthering the Parties’ relationship (the “Purpose”).

2. As used in this Agreement, “Confidential Information” shall mean any and all information furnished or disclosed, in whatever form or medium, by the Company or its Representatives (as defined below) to Recipient or his Representatives, and shall include all information relating to the Company, including, but not limited to:

a.	any data or information that is competitively sensitive material, including but not limited to products, planning information, marketing strategies and opportunities, price lists, plans, finance, operations, customer relationships or potential customer relationships, customer profiles, partner relationships or potential partner relationships, advertising and public relation relationships or potential advertising and public relation relationships, sales estimates, business plan and internal performances results relating to the past, present or future business activities of the Company or its owners, or the Company’s customers, clients, manufacturers, vendors, employees or suppliers;

b.	all concepts, documentation reports, data, specifications, notes, drawings, diagrams, computer software, source code, object code, flow charts, databases, inventions, information, know-how, show-how and trade secrets, whether or not patentable or copyrightable regarding the Company’s business;

c.	all customer, client, employee, vendor, or supplier lists; and

d.	such other information as the Company may identify to the Recipient as being confidential or privileged by means of a notation or confidential legend on the applicable document.

3. Recipient agrees to use Confidential Information only for the Purpose and shall use reasonable care not to disclose Confidential Information to any third party, such care to be at least equal to the care exercised by Recipient as to its own confidential information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Recipient agrees that it shall make disclosure of any such Confidential Information only to employees (including temporary and leased employees subject to a confidentiality obligation), officers, directors, attorneys and wholly owned subsidiaries (collectively, “Representatives”), to whom disclosure is reasonably necessary for the Purpose. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that Recipient may, with notice to the Company, disclose any Confidential Information as and to the extent that Recipient’s counsel deems required pursuant to any law or governmental regulation, or pursuant to the order of a court or administrative body of competent jurisdiction provided, however, that in such case Recipient shall inform the Company prior to such disclosure and shall only disclose so much of the Confidential Information as may be required for compliance with such law or governmental regulation and provided that Recipient shall cooperate with Company to legally contest, request confidential treatment, or otherwise avoid such disclosure, as requested by the Company.

4. Upon termination of this Agreement for any reason, or upon the termination of Recipient’s relationship with the Company or upon request by the Company made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the Company, or destroyed and certified as such by Recipient.

5. The obligations imposed in this Agreement shall not apply to any Confidential Information that: (i) was already in the possession of Recipient at the time of disclosure without restrictions on its use or is independently developed by Recipient after the effective date of this Agreement, provided that the person or persons developing same have not used any Confidential Information in such development, or is rightfully obtained from a source other than from the Company; (ii) is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Recipient; (iii) is obtained by Recipient from a third person who is under no obligation of confidence to the Company; or (iv) is disclosed without restriction by the Company.

6. Each Party acknowledges that this Agreement and any meetings and communications of the Parties and their affiliates relating to the same subject matter hereof shall not constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

7. Neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by either Party in whole or in part without the prior written consent of the other Party.

8. Nothing herein shall be construed as granting to Recipient or its affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the Company. Except as allowed by applicable law, Recipient shall not use any tradename, service mark or trademark of the Company or refer to the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

9. The Company makes no representations or warranties with respect to any information disclosed by it to Recipient except that the Company hereby represents and warrants to Recipient that the Company has the legal right and power to disclose any information disclosed by it hereunder.

10. This Agreement shall be governed and construed under the laws of the State of Florida, without regard to its conflict of laws principles. Recipient hereby acknowledges and agrees that remedies at law will be inadequate to protect the Company from any actual or threatened breach of this Agreement and that any such breach would cause irreparable and continuing injury to the Company. Therefore, Recipient agrees that the Company shall be entitled to seek equitable relief without any requirement to post a bond, including, without limitation, injunction and specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to the Parties at law or in equity.

11. Any notice to be given under this Agreement by either Party to the other Party shall be in writing and sent to an officer at its address set forth on the signature pages hereof by certified or registered mail or by overnight air courier, or by email with return receipt requested and received, and shall be deemed received three days after deposit in the mail or with such courier, properly addressed, postage prepaid, or upon receipt of a return receipt is sent by email. If either Party changes its address during the term of this Agreement, it shall notify the other Party at its address set forth above in the manner provided in the preceding sentence.

12. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement. No provision of this Agreement shall be deemed waived, amended or modified by either Party, unless such waiver, amendment or modification is made in writing and signed by both Parties. Each Party agrees that no failure or delay by the other in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Agreement contains all the terms of the Parties’ agreements with respect to the subject matter hereof and supersedes all previous agreements between the Parties relating to the subject matter hereof.

13. In the event any provision of this Agreement is deemed invalid or otherwise unenforceable for any reason, such invalid portion shall be deleted and the Agreement shall continue in effect for all other purposes. A faxed or copied version of this document has the same effect and meaning as the original.

14. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the Parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one set of such counterparts. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

15. This Agreement may be terminated at any time by either Party giving thirty (30) days prior written notice to the other Party. Unless earlier terminated, this Agreement shall terminate and be of no further force or effect on the cessation of Recipient’s employment by, or service as an officer to, the Company. The obligations of the Parties under paragraphs 2, 3, 4, 5, and 12 of this Agreement shall survive such termination for a period of three (3) years.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused their duly authorized representatives to sign this Agreement as of the date indicated above.

Carolco Pictures, Inc.

By:
David Cohen
CEO

Address for Notices:

David Cohen
Chief Executive Officer
Carolco Pictures, Inc.
1200 N. Federal Highway, Suite 200
Boca Raton, FL 33432

Email: dc@carolcopictures.com

Recipient: ____________________________

By: __________________________________

Name: __________________________________

Address for Notices:

______________________________

______________________________

______________________________

______________________________

Email: ________________________

Exhibit D

Carolco Pictures, inc. Shareholders as of June 20, 2016

Series A Preferred:

South Centre, Inc. – 5,000,000 shares

Series B Preferred:

T.K. – 1,000,000 shares

Series C Preferred:

None

Common Stock:

Shareholder list previsions provided.

Note: In connection with the transactions contemplated herein, 2,500,000 shares of Series A Preferred held by South Centre, Inc. will be redeemed by Carolco Pictures, Inc. (to be issued to Alexander Bafer), and Carolco Pictures, Inc. will issue 12,750,000 shares of Series C Preferred to South Centre, Inc.